Exhibit 3.2

BY-LAWS

of

PROGENICS PHARMACEUTICALS, INC.

a Delaware corporation

(Amended and restated as of APRIL 1, 2019)

PROGENICS PHARMACEUTICALS, INC.

(a Delaware corporation)

BY-LAWS

Article I - OFFICES

Section 1.01 Registered Office. The registered office of the Corporation shall be located in the City of Dover, County of Kent, State of Delaware.

Section 1.02 Other Offices. The Corporation may also have offices at such other places, within or without the State of Delaware, as the Board of Directors may from time to time appoint or the business of the Corporation may require.

Article II - SEAL

The seal of the Corporation shall, subject to alteration by the Board of Directors, consist of a flat-faced circular die with the word “Delaware”, together with the name of the Corporation and the year of incorporation, cut or engraved thereon.

Article III - MEETINGS OF STOCKHOLDERS

Section 3.01 Place of Meeting. Meetings of the stockholders shall be held either within or without the State of Delaware at such place as the Board of Directors may fix.

Section 3.02 Annual Meetings. The annual meeting of stockholders shall be held for the election of directors on such date and at such time as the Board of Directors may fix. Any other proper business may be transacted at the annual meeting.

Section 3.03 Special Meetings.

(a)      Special meetings of the stockholders for any purpose or purposes may be called by the Chairman or any Co-Chairman of the Board of Directors or by the directors (either by written instrument signed by a majority or by resolution adopted by a vote of the majority). A special meeting of stockholders shall be called by the secretary upon written request to the secretary (each such request, a “Special Meeting Request” and such meeting, a “Stockholder Requested Special Meeting”) by the record holder or holders representing in the aggregate at least 20% of the outstanding shares of common stock of the Corporation which shares are determined to be “Net Long Shares” (as defined below) (the “Requisite Percentage”), who have held such shares continuously for at least one year prior to the date such Special Meeting Request is delivered to the Corporation (such period, the “One-Year Period”), and who have complied in full with the requirements set forth in these Bylaws. A special meeting of stockholders may be held at such date, time and place, if any, within or without the State of Delaware as may be designated by the Board of Directors; provided, however, that the date of any Stockholder Requested Special Meeting shall be not more than 90 days after a Special Meeting Request satisfying the requirements set forth in these Bylaws and representing the Requisite Percentage is received by the secretary. In fixing a date, time and place, if any, for any special meeting of stockholders, the Board of Directors may consider such factors as it deems relevant, including without limitation, the nature of the matters to be considered, the facts and circumstances related to any request for a meeting and any plan of the Board of Directors to call an annual meeting or special meeting. The Corporation may postpone, reschedule or cancel any previously scheduled special meeting of stockholders.

For purposes of determining the Requisite Percentage, “Net Long Shares” mean those shares of common stock of the Corporation as to which the stockholder(s) of record making the Special Meeting Request or beneficial owner(s), if any, on whose behalf the Special Meeting Request is being made (each such record owner and beneficial owner, a “Requesting Stockholder”) is deemed to “own” (as such term is defined in Section 3.07(b) of this Article III). Whether shares constitute “Net Long Shares” shall be decided in good faith by the Board of Directors.

(b)      In order for a Stockholder Requested Special Meeting to be called, one or more Special Meeting Requests must be signed by the record holders of shares representing in the aggregate at least the Requisite Percentage who have held such shares continuously for the One-Year Period and by each of the beneficial owners, if any, on whose behalf the Special Meeting Request is being made. Each Special Meeting Request shall be delivered to the secretary at the Corporation’s principal executive offices and shall be accompanied by a written notice setting forth the information required by (i) Section 3.05(a) as to the business proposed to be conducted at the special meeting and as to the stockholder(s) proposing such business, and/or (ii) Section 3.05(b) as to any nominations proposed to be presented at the special meeting and as to the stockholder(s) proposing such nominations. In addition to the foregoing, a Special Meeting Request must include; (x) documentary evidence of the number of Net Long Shares owned by the Requesting Stockholder(s) as of the date on which the Special Meeting Request is delivered to the secretary and documentary evidence that such shares have been held continuously for the One-Year Period, provided that, if the stockholder submitting the Special Meeting Request is not the beneficial owner of such shares, then to be valid, the Special Meeting Request must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request, such documentary evidence must be delivered to the secretary within 10 days after the date on which the Special Meeting Request is delivered to the secretary) of the number of Net Long Shares owned by the beneficial owner(s) as of the date on which the Special Meeting Request is delivered to the secretary and documentary evidence that such shares have been held for the One-Year Period; (y) an acknowledgment of the Requesting Stockholder(s) that any decrease after the date on which the Special Meeting Request is delivered to the secretary in the number of Net Long Shares held by such stockholder shall be deemed a revocation of the Special Meeting Request with respect to such shares and that such shares will no longer be included in determining whether the Requisite Percentage has been satisfied; and (z) a commitment by the Requesting Stockholder(s) to continue to satisfy the Requisite Percentage through the date of the Stockholder Requested Special Meeting and to promptly notify the Corporation upon any decrease occurring between the date on which the Special Meeting Request is delivered to the secretary and the date of the Stockholder Requested Special Meeting in the number of Net Long Shares owned by such stockholder.

Each Requesting Stockholder is required to update and supplement the Special Meeting Request delivered pursuant to this Section 3.03, if necessary, so that the information provided or required to be provided in such notice by (i) Section 3.05(a) as to the business proposed to be conducted at the special meeting and as to the stockholder(s) proposing such business, and/or (ii) Section 3.05(b) as to any nominations proposed to be presented at the special meeting and as to the stockholder(s) proposing such nominations shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the Stockholder Requested Special Meeting, and such update and supplement shall be received by the secretary at the principal executive offices of the Corporation not later than 5 business days after the record date for determining the stockholders entitled to receive notice of such meeting. In addition to the foregoing, the Requesting Stockholder(s) shall promptly provide any other information reasonably requested by the Corporation.

(c)      In determining whether a special meeting of stockholders has been requested by the record holders of shares representing in the aggregate at least the Requisite Percentage who have held such shares continuously for the One-Year Period, multiple Special Meeting Requests delivered to the secretary will be considered together only if (i) each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting, in each case as determined by the Board of Directors (which, if such purpose is the nominating of a person or persons for election to the Board of Directors, will mean that the exact same person or persons are nominated in each relevant Special Meeting Request), and (ii) such Special Meeting Requests have been dated and delivered to the secretary within 60 days of the earliest dated Special Meeting Request. A stockholder may revoke a Special Meeting Request at any time by written revocation delivered to the secretary. If, following such revocation, there are unrevoked requests from stockholders representing in the aggregate less than the Requisite Percentage, the Board of Directors, in its discretion, may cancel the special meeting.

(d)      At any Stockholder Requested Special Meeting, the business transacted shall be limited to the purpose(s) stated in the Special Meeting Request; provided, however, that the Board of Directors shall have the authority in its discretion to submit additional matters to the stockholders and to cause other business to be transacted. Notwithstanding the foregoing provisions of this Section 3.03, a Stockholder Requested Special Meeting shall not be held if (i) the Special Meeting Request does not comply with these Bylaws, (ii) the business specified in the Special Meeting Request is not a proper subject for stockholder action under applicable law, (iii) the Board of Directors has called or calls for an annual or special meeting of stockholders to be held within 90 days after the secretary receives the Special Meeting Request and the Board of Directors determines that the business of such meeting includes (among any other matters properly brought before the annual or special meeting) the business specified in the Special Meeting Request, (iv) the Special Meeting Request is received by the secretary during the period commencing 90 days prior to the anniversary date of the prior year’s annual meeting of stockholders and ending on the date of the final adjournment of the next annual meeting of stockholders, (v) an identical or substantially similar item (a “Similar Item”) was presented at any meeting of stockholders held within 90 days prior to receipt by the secretary of the Special Meeting Request (and, for purposes of this clause (v), the nomination, election or removal of directors shall be deemed a “Similar Item” with respect to all items of business involving the nomination, election or removal of directors, the changing the size of the Board of Directors and the filling of vacancies and/or newly created directorships), or (vi) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other applicable law.

(e)      Except to the extent previously determined by the Board of Directors in connection with a Special Meeting Request, the chairperson of the Stockholder Requested Special Meeting shall determine at such meeting whether any proposed business or other matter to be transacted by the stockholders has not been properly brought before the special meeting and, if he or she should so determine, the chairperson shall declare that such proposed business or other matter was not properly brought before the meeting and such business or other matter shall not be presented for stockholder action at the meeting. In addition, notwithstanding the foregoing provisions of this Section 3.03, unless otherwise required by law, if the Requesting Stockholder(s) (or a qualified representative of the stockholder) does not appear at the special meeting to present a nomination or other proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 3.03, “qualified representative” shall be a person who meets the requirements set forth in in Section 3.06 hereof.

Section 3.04 Notice. Notice of every meeting of stockholders, annual or special, stating the hour, date and place thereof, and the purpose or purposes in general terms for which the meeting is called shall, not less than ten, or such longer period as shall be provided by law, the Certificate of Incorporation, these By-laws or otherwise, and not more than 60 days before such meeting, be delivered to each stockholder entitled to vote thereat. Notice shall be delivered by mailing a copy of such notice to each stockholder at the stockholder's address as it appears upon the stock records of the Corporation or, if such stockholder shall have filed with the Secretary of the Corporation a written request that notices intended for such stockholder be mailed to some other address, then to the address designated in such request; or by transmitting notice thereof by electronic transmission or by any other method permitted by the Delaware General Corporation Law.

Notice of the hour, date, place and purpose of any meeting of stockholders may be dispensed with if every stockholder entitled to vote thereat shall attend either in person or by proxy and shall not, at the beginning of the meeting, object to the holding of such meeting because the meeting has not been lawfully called or convened, or if every absent stockholder entitled to such notice shall in writing, filed with the records of the meeting, either before or after the holding thereof, waive such notice.

Section 3.05 Advance Notice of Stockholder Nominees.

(a)      Only persons who are nominated in accordance with the procedures set forth in this Section 3.05 or Section 3.07 below shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (1) by or at the direction of the Board of Directors (or any duly authorized committee thereof), (2) by any stockholder of the Corporation who was a stockholder of record at the time of giving of such stockholder’s notice provided for in this Section 3.05, who is entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 3.05, or (3) by any stockholder of the Corporation who meets the requirements of and complies with the procedures set forth in Section 3.07. In addition to any other applicable requirements, for a nomination to be made by a stockholder pursuant to this Section 3.05, the stockholder must have given timely notice thereof in proper written form to the secretary of the Corporation. To be timely, a stockholder’s notice pursuant to this Section 3.05 shall be received by the secretary at the principal executive offices of the Corporation (a) in the case of the annual meeting not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public announcement of the date of such meeting is first made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed or public announcement of the date of the special meeting is first made, whichever first occurs. In no event shall the public announcement of an adjournment or postponement of a meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper written form, such stockholder’s notice must set forth the following information: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director (i) the name, age, business address and residence address of such person; (ii) the principal occupation or employment of such person; (iii) (A) the class and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (B) the name of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of capital stock of the Corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person or any affiliates or associates of such person with respect to stock of the Corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of capital stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of share price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation; (iv) a completed and signed questionnaire, representation and agreement required by paragraph (b) of this Section 3.05 and (v) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) (including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address, as they appear on the Corporation’s books, of such stockholder, and of such beneficial owner; (ii) (A) the class and number of all shares of stock of the Corporation which are owned beneficially and of record by such person and any affiliates or associates of such person; (B) the name of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of capital stock of the Corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person or any affiliates or associates of such person with respect to stock of the Corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of capital stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of share price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation; (iii) a description of all agreements, arrangements, or understandings (whether written or oral) between or among such person, or any affiliates or associates of such person, and any proposed nominee or any other person or persons (including their names) in connection with such nomination and any material interest of such person, or any affiliates or associates of such person, in such nomination, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person; (iv) a representation whether such person, or any affiliates or associates of such person, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee and/or (B) otherwise to solicit proxies or votes from stockholders in support of such nomination; (v) a representation that the stockholder giving the notice intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (vi) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors, or may otherwise be required, in each case pursuant to Section 14 of the Exchange Act. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.05 or Section 3.07. A stockholder providing notice pursuant to this Section 3.05 of any nomination proposed to be made at a meeting of the stockholders shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 3.05 shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the meeting, and such update and supplement shall be received by the secretary at the principal executive offices of the Corporation not later than 5 business days after the record date for determining the stockholders entitled to receive notice of such meeting. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation. Notwithstanding the foregoing provisions of this Section 3.05, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of the Corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 3.05, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. The chairperson of the meeting shall determine whether a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if he or she should so determine, he or she shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded. For purposes of Sections 3.05, 3.06 and 3.07 hereof, “publicly announced” and “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news services or in a document publicly filed by the Corporation with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(b)      To be eligible to be a nominee for election or reelection as a director of the Corporation, each person whom a stockholder proposes to nominate for election as director must have previously delivered (in accordance with the time periods prescribed for delivery of notice under this Section 3.05), to the secretary at the principal executive offices of the Corporation, (i) a completed written questionnaire (in a form provided by the Corporation) with respect to the background, qualifications, stock ownership and independence of such proposed nominee and (ii) a written representation and agreement (in a form provided by the Corporation) that such candidate for nomination (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question in his or her capacity as a director (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (B) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director that has not been disclosed therein and (C) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the secretary of the Corporation shall provide to such candidate for nomination all such policies and guidelines then in effect).

Section 3.06 Advance Notice Provision for Proposing Business at the Annual Meeting.

(a)      No business (other than nominations for election to the Board of Directors, which must comply with the provisions of Section 3.05 or Section 3.07, as applicable) may be transacted by the stockholders other than at a duly called meeting of stockholders (i) pursuant to the Corporation’s notice with respect to such meeting; (ii) by or at the direction of the Board of Directors; or (iii) at the annual meeting by any stockholder of the Corporation who was a stockholder of record at the time of giving of such stockholder’s notice provided for in this Section 3.06, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 3.06.

(b)      In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a) of this Section 3.06, the stockholder must have given timely notice thereof in proper written form to the secretary of the Corporation and such business must be a proper matter for stockholder action under the DGCL. To be timely, a stockholder’s notice shall be received by the secretary at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was made or such public announcement of the date of such meeting is first made, whichever first occurs. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper written form, such stockholder’s notice must set forth the following information: (a) as to each matter that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (i) the name and address of such person; (ii) (A) the class and number of all shares of stock of the Corporation which are owned beneficially or of record by such person, and any affiliates or associates of such person, (B) the name of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the Corporation held by each such nominee holder, (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to the capital stock of the Corporation and (D) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of capital stock of the Corporation) has been made by or on behalf of such stockholder, or any affiliates or associates of such stockholder, or such beneficial owner, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of share price changes for, such stockholder, or any affiliates or associates of such stockholder, or such beneficial owner, or to increase or decrease the voting power or pecuniary or economic interest of such stockholder, or any affiliates or associates of such stockholder, or such beneficial owner with respect to securities of the Corporation; (iii) a description of all agreements, arrangements, or understandings (whether written or oral) between or among such person, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such person, in such business, including any anticipated benefit therefrom to such person; (iv) a representation whether the stockholder giving notice intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (B) otherwise to solicit proxies or votes from stockholders in support of such proposal; (v) a representation that the stockholder giving notice intends to appear in person or by proxy at the annual meeting to bring such business before the meeting; and (vi) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such person with respect to such matters, or may otherwise be required, in each case pursuant to Section 14 of the Exchange Act. A stockholder providing notice of business proposed to be brought before a meeting of stockholders shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 3.06 shall be true and correct as of the record date for determining the stockholders entitled to receive notice of such meeting and such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than 5 business days after the record date for determining the stockholders entitled to receive notice of such meeting. The foregoing notice requirements of this Section 3.06 shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. Notwithstanding the foregoing provisions of this Section 3.06, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 3.06, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(c)      Only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 3.06. The chairperson of the meeting shall determine whether any business proposed to be transacted by the stockholders has not been properly brought before the meeting and, if he or she should so determine, the chairperson shall declare that such proposed business or was not properly brought before the meeting and such business shall not be presented for stockholder action at the meeting.

(d)      Nothing contained in this Section 3.06 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law).

Section 3.07 Proxy Access for Director Nominations.

(a)      Notwithstanding anything to the contrary in these Bylaws, whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of stockholders (commencing after the Corporation’s annual meeting of stockholders to be held in 2017), subject to the provisions of this Section 3.07, the Corporation shall include in its proxy statement, form of proxy card and other applicable documents or filings with the Securities and Exchange Commission (“SEC”) required in connection with the solicitation of proxies for the election of directors for such annual meeting (the “Corporation’s proxy materials”), in addition to any persons nominated for election by the Board of Directors or any committee thereof, the name of any person nominated for election to the Board of Directors pursuant to this Section 3.07 (the “Stockholder Nominee”) by an Eligible Stockholder (as defined below), and will include in its proxy statement for the annual meeting of stockholders the Required Information (as defined below), if the Eligible Stockholder satisfies the requirements of this Section 3.07 and expressly elects at the time of providing the notice required by this Section 3.07 (the “Notice of Proxy Access Nomination”) to have its Stockholder Nominee(s) included in the Corporation’s proxy materials pursuant to this Section 3.07.

(b)      To qualify as an “Eligible Stockholder,” a stockholder or an eligible group of no more than 20 stockholders must have owned (as defined below) the Required Ownership Percentage (as defined below) of the Corporation’s outstanding common stock (the “Required Shares”) continuously for the Minimum Holding Period (as defined below) as of both the date the Notice of Proxy Access Nomination is delivered to the secretary of the Corporation in accordance with this Section 3.07 and the close of business on the record date for determining the stockholders entitled to vote at the annual meeting of stockholders, and thereafter must continue to own the Required Shares through the date of such annual meeting (and any postponement or adjournment thereof). For purposes of this Section 3.07, the “Required Ownership Percentage” is 3% or more and the “Minimum Holding Period” is 3 years.

In the event the Eligible Stockholder consists of a group of stockholders, any and all requirements and obligations for an individual Eligible Stockholder that are set forth in this Section 3.07, including the Minimum Holding Period, shall apply to each member of such group; provided, however, that the Required Ownership Percentage shall apply to the ownership of the group in the aggregate. No person may be a member of more than one group of persons constituting an Eligible Stockholder for purposes of nominations pursuant to this Section 3.07 with respect to an annual meeting of stockholders. In addition, a group of any two or more funds that are under common management and investment control shall be treated as one stockholder for purposes of forming a group to qualify as an Eligible Stockholder. Whenever an Eligible Stockholder consists of a group of more than one stockholder, each provision in this Section 3.07 that requires the Eligible Stockholder to provide any written statements, representations, undertakings or agreements or to meet any other conditions shall be deemed to require each stockholder that is a member of such group to provide such statements, representations, undertakings or agreements and to meet such other conditions (which, if applicable, shall apply with respect to the portion of the Required Shares owned by such stockholder). When an Eligible Stockholder is comprised of a group, a violation of any provision of this Section 3.07 by any member of the group shall be deemed a violation by the entire group.

For purposes of this Section 3.07, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the Corporation as to which the stockholder possesses both: (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, including any short sale, (y) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument, agreement or arrangement entered into by such stockholder or any of its affiliates, whether any such instrument, agreement or arrangement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Corporation, in any such case which instrument, agreement or arrangement has, or is intended to have, or if exercised by either party would have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or its affiliates. An Eligible Stockholder shall “own” shares of common stock held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s ownership of shares of common stock shall be deemed to continue during any period in which (i) the stockholder has loaned such shares, provided that the stockholder has the power to recall such loaned shares on five business days’ notice and provides a representation to the Corporation that it will promptly recall such loaned shares upon being notified that any of its Stockholder Nominees will be included in the Corporation’s proxy materials, or (ii) the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the common stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors or any committee thereof, in each case, in its sole discretion. For purposes hereof, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under rules and regulations promulgated under the Exchange Act. An Eligible Stockholder shall include in its Notice of Proxy Access Nomination the number of shares it is deemed to own for purposes of this Section 3.07.

(c)      For purposes of this Section 3.07, the “Required Information” that the Corporation will include in its proxy statement is (1) the information provided to the secretary of the Corporation concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by applicable requirements of the Exchange Act, and (2) if the Eligible Stockholder so elects, a written statement of the Eligible Stockholder, not to exceed 500 words, in support of the candidacy of the Stockholder Nominee(s), which must be delivered to the secretary of the Corporation at the time the Notice of Proxy Access Nomination required by this Section 3.07 is delivered (the “Statement”). Notwithstanding anything to the contrary contained in this Section 3.07, the Corporation may omit from its proxy statement any information or Statement (or portion thereof) that it, in good faith, believes is untrue in any material respect (or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law, rule, regulation or listing standard. Nothing in this Section 3.07 shall limit the Corporation’s ability to solicit against and include in the Corporation’s proxy materials its own statements or other information relating to the Eligible Stockholder or any Stockholder Nominee.

(d)      The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall be the greater of (i) 25% of the total number of directors in office (rounded down to the nearest whole number) as of the last day on which a Notice of Proxy Access Nomination may be timely delivered pursuant to and in accordance with this Section 3.07 (the “Final Proxy Access Nomination Date”), or (ii) two (2). In the event that one or more vacancies for any reason occurs on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the annual meeting of stockholders and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the maximum number of Stockholder Nominees eligible for inclusion in the Corporation’s proxy materials pursuant to this Section 3.07 shall be calculated based on the number of directors in office as so reduced. Any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 3.07 whom the Board of Directors decides to nominate as a nominee of the Board of Directors, and any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 3.07 but whose nomination is subsequently withdrawn, shall be counted as one of the Stockholder Nominees for purposes of determining when the maximum number of Stockholder Nominees provided for in this Section 3.07 has been reached. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 3.07 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 3.07 exceeds the maximum number of nominees provided for in this Section 3.07. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 3.07 exceeds the maximum number of nominees provided for in this Section 3.07, the highest ranking Stockholder Nominee who meets the requirements of this Section 3.07 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of the Corporation’s outstanding common stock each Eligible Stockholder disclosed as owned in its respective Notice of Proxy Access Nomination submitted to the Corporation. If the maximum number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 3.07 from each Eligible Stockholder has been selected, this process will continue as many times as necessary, following the same order each time, until the maximum number is reached.

(e)      To be eligible to have its nominee included in the Corporation’s proxy materials pursuant to this Section 3.07, an Eligible Stockholder shall have timely delivered, in proper form, a Notice of Proxy Access Nomination to the secretary. To be timely, the Notice of Proxy Access Nomination must be addressed to the secretary of the Corporation and received by the secretary at the principal executive offices of the Corporation in proper form not less than 120 days nor more than 150 days prior to the first anniversary of the date the definitive proxy statement was first released to stockholders in connection with the preceding year’s annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after the first anniversary date of the preceding year’s annual meeting of stockholders (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), the Notice of Proxy Access Nomination to be timely must be so received not later than the close of business on the later of the date that is 180 days prior to such Other Meeting Date and the 10th day following the day on which the date of such Other Meeting Date is first publicly announced or disclosed by the Company. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination.

(f)      To be in proper form for purposes of this Section 3.07, the Notice of Proxy Access Nomination to the secretary must be in writing and shall include the following information:

(i)      one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven calendar days prior to the date the Notice of Proxy Access Nomination is delivered to the secretary of the Corporation, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five (5) business days after the record date for the annual meeting of stockholders, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date, together with a written statement by the Eligible Stockholder that such Stockholder will continue to own the Required Shares through the date of such annual meeting (and any postponement or adjournment thereof);

(ii)      a copy of the Schedule 14N that has been or concurrently is filed with the SEC as required by Rule 14a-18 under the Exchange Act, as such rule may be amended;

(iii)     the information, representations and agreements that are the same as those that would be required to be set forth in a stockholder’s notice of nomination pursuant to Section 3.05(a);

(iv)     the questionnaire, representations, agreements and other information required by Section 3.05(b);

(v)      the consent of each Stockholder Nominee to being named in the Corporation’s proxy materials as a nominee and to serving as a director if elected;

(vi)     a representation that the Eligible Stockholder (a) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and that neither the Eligible Stockholder nor any Stockholder Nominee being nominated thereby presently has such intent, (b) intends to continue to own the Required Shares through the date of the annual meeting of stockholders, (c) has not nominated and will not nominate for election to the Board of Directors at the annual meeting of stockholders any person other than its Stockholder Nominee(s) being nominated pursuant to this Section 3.07, (d) has not engaged and will not engage in, and has not and will not be a “participant” in, another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting of stockholders, other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (e) will not distribute to any stockholder of the Corporation any form of proxy for the annual meeting of stockholders other than the form distributed by the Corporation, and (f) has not provided and will not provide facts, statements and other information in its communications with the Corporation and its stockholders that are not or will not be true and correct in all material respects or which omitted or will omit to state a material fact necessary in order to make such information, in light of the circumstances under which it is or will be made or provided, not misleading;

(vii)     an undertaking that the Eligible Stockholder agrees to: (a) assume all liability stemming from any legal or regulatory violation arising out of communications with the stockholders of the Corporation by the Eligible Stockholder, its affiliates and associates or their respective agents or representatives, either before or after providing a Notice of Proxy Access Nomination pursuant to this Section 3.07, or out of the information that the Eligible Stockholder or its Stockholder Nominee(s) provided to the Corporation pursuant to this Section 3.07 or otherwise in connection with the inclusion of such Stockholder Nominee(s) in the Corporation’s proxy materials pursuant to this Section 3.07, (b) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 3.07, (c) comply with all applicable laws and regulations with respect to any solicitation, or applicable to the filing and use, if any, of soliciting material, in connection with the annual meeting of stockholders, and (d) file with the SEC any solicitation or other communication with the Corporation’s stockholders relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available thereunder; and

(viii)    in the case of a nomination by a group of stockholders that together is an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including withdrawal of the nomination.

The Corporation may also require each Eligible Stockholder and Stockholder Nominee to furnish such additional information as may reasonably be necessary to permit the Board of Directors to determine if each Stockholder Nominee is independent under the listing standards of the principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the SEC and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors or as may reasonably be required by the Corporation to determine that the Eligible Stockholder meets the criteria for qualification as an Eligible Stockholder.

(g)     In the event that any facts, statements or other information provided by the Eligible Stockholder or the Stockholder Nominee to the Corporation or its stockholders is not, when provided, or thereafter ceases to be, true and correct in all material respects or omits a material fact necessary to make such information, in light of the circumstances under which it is made or provided, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the secretary of the Corporation of any defect in such previously provided information and of the information that is required to correct any such defect; it being understood that providing any such notification shall not be deemed to cure any defect or limit the Corporation’s right to omit a Stockholder Nominee from its proxy materials as provided in this Section 3.07.

(h)     The Corporation shall not be required to include, pursuant to this Section 3.07, a Stockholder Nominee in the Corporation’s proxy materials for any meeting of stockholders (i) for which the secretary of the Corporation receives a valid notice (whether or not subsequently withdrawn) that a stockholder has nominated a person for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 3.07 of this Article II, (ii) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in, another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting of stockholders other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (iii) if such Stockholder Nominee is not independent under the listing standards of each principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the SEC and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s Directors, in each case as determined by the Board of Directors in its sole discretion, (iv) if the election of such Stockholder Nominee as a member of the Board of Directors would cause the Corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules and listing standards of the principal U.S. exchange upon which the common stock of the Corporation is traded, or any applicable state or federal law, rule or regulation, (v) if such Stockholder Nominee is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (vi) if such Stockholder Nominee is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years, (vii) if such Stockholder Nominee is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (viii) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the Corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, or (ix) if the Eligible Stockholder who has nominated such Stockholder Nominee or such Stockholder Nominee otherwise contravenes any of the agreements or representations made by such Eligible Stockholder or Stockholder Nominee or fails to comply with its obligations pursuant to this Section 3.07.

(i)      Notwithstanding the foregoing provisions of this Section 3.07, unless otherwise required by law, if (i) the Stockholder Nominee(s) and/or the applicable Eligible Stockholder shall have breached its or their obligations under this Section 3.07, as determined by the Board of Directors or the chairperson of the meeting of stockholders, in each case, in its, his or her sole discretion, or (ii) the Eligible Stockholder (or a qualified representative thereof) does not appear at the annual meeting of stockholders to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 3.07, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(j)      Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (1) withdraws from or becomes ineligible or unavailable for election to the Board of Directors at such annual meeting, or (2) does not receive at least 25% of the votes cast in favor of such Stockholder Nominee’s election at such annual meeting, will be ineligible to be a Stockholder Nominee pursuant to this Section 3.07 for the next two annual meetings of stockholders.

(k)     This Section 3.07 shall be the exclusive method for stockholders to include nominees for election to the Board of Directors in the Corporation’s proxy materials.

Section 3.08 Quorum and Adjournments. Except as otherwise provided by law or by the Certificate of Incorporation, the presence in person or by proxy at any meeting of stockholders of the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote thereat, shall be requisite and shall constitute a quorum. If two or more classes of stock are entitled to vote as separate classes upon any question, then, in the case of each such class, a quorum for the consideration of such question shall, except as otherwise provided by law or by the Certificate of Incorporation, consist of a majority in interest of all stock of that class issued, outstanding and entitled to vote. If the number of shares required to constitute a quorum shall not be represented at any meeting of the stockholders regularly called, the holders of a majority of the shares present or represented by proxy and entitled to vote thereat shall have power to adjourn the meeting to another time, or to another time and place, without notice other than announcement of adjournment at the meeting, and there may be successive adjournments for like cause and in like manner until the requisite amount of shares entitled to vote at such meeting shall be represented; provided, however, that if the adjournment is for more than 30 days, notice of the hour, date and place of the adjourned meeting shall be given to each stockholder entitled to vote thereat. Subject to the requirements of law and the Certificate of Incorporation, on any issue on which two or more classes of stock are entitled to vote separately, no adjournment shall be taken with respect to any class for which a quorum is present unless the Chairman of the meeting otherwise directs. At any meeting held to consider matters which were subject to adjournment for want of a quorum at which the requisite amount of shares entitled to vote thereat shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 3.09 Votes; Proxies. Except as otherwise provided in the Certificate of Incorporation, at each meeting of stockholders, every stockholder of record at the closing of the transfer books, if closed, or on the date set by the Board of Directors for the determination of stockholders entitled to vote at such meeting, shall have one vote for each share of stock entitled to vote which is registered in such stockholder's name on the books of the Corporation, and, in the election of directors, may vote cumulatively to the extent, if any, and in the manner authorized in the Certificate of Incorporation.

At each such meeting every stockholder entitled to vote shall be entitled to do so in person, or by proxy appointed by an instrument in writing or as otherwise permitted by law subscribed by such stockholder and bearing a date not more than three years prior to the meeting in question, unless said instrument provides for a longer period during which it is to remain in force. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing or as otherwise permitted by law revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation.

Voting at meetings of stockholders need not be by written ballot and, except as otherwise provided by law, need not be conducted by inspectors of election unless so determined by the Chairman of the meeting or by the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote thereon which are present in person or by proxy at such meeting. If it is required or determined that inspectors of election be appointed, the Chairman shall appoint two inspectors of election, who shall first take and subscribe an oath or affirmation faithfully to execute the duties of inspectors at such meeting with strict impartiality and according to the best of their ability. The inspectors so appointed shall take charge of the polls and, after the balloting, shall make a certificate of the result of the vote taken. No director or candidate for the office of director shall be appointed as such inspector.

At any meeting at which a quorum is present, a majority of the votes properly cast upon any question other than the election of directors shall decide the question, except in any case where a larger vote is required by law, the Certificate of Incorporation, these By-Laws, or otherwise. Except as provided in Section 4.03 of these By-Laws, each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided that if, as of 14 days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the U.S. Securities and Exchange Commission, the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this section, a majority of the votes cast means that the number of shares voted for a director must exceed the number of votes cast against that director. The Nominating and Corporate Governance Committee shall maintain procedures under which each director nominee submits to the Board of Directors a contingent resignation which becomes effective only if he or she fails to receive a sufficient number of votes for re-election at an annual meeting and the Board of Directors accepts the resignation. The Nominating and Corporate Governance Committee will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. If, for any cause, the Board of Directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these By-Laws.

Section 3.10 Organization. The Chairman or any Co-Chairman of the Board, or in his or her absence any Vice Chairman, or in the absence of a Vice Chairman, the Chief Executive Officer, or in the absence of the Chief Executive Officer, a Vice President, shall call meetings of the stockholders to order and shall act as chairman thereof. The Secretary of the Corporation, if present, shall act as secretary of all meetings of stockholders, and, in his or her absence, the presiding officer may appoint a secretary.

Section 3.11 Consent of Stockholders in Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted by the Delaware General Corporation Law to be taken at any annual or special meeting of the stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this section to the Corporation, written consents signed by a sufficient number of stockholders to take action are delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. In the event that the action which is consented to is such as would have required the filing of a certificate under any section of the Delaware General Corporation Law other than Section 228 thereof, if such action had been voted on by stockholders at a meeting thereof, the certificate filed under such other section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written consent has been given in accordance with Section 228 of the Delaware General Corporation Law, and that written notice has been given as provided in such Section 228.

Article IV - DIRECTORS

Section 4.01 Number. The business and affairs of the Corporation shall be conducted and managed by a Board of Directors consisting of not less than one director, none of whom needs to be a stockholder. The number of directors for each year shall be fixed at each annual meeting of stockholders, but if the number is not so fixed, the number shall remain as it stood immediately prior to such meeting.

At each annual meeting of stockholders, the stockholders shall elect directors. Each director so elected shall hold office, subject to the provisions of law, the Certificate of Incorporation or these By-Laws until the next annual meeting of stockholders or until his or her successor is elected and qualified.

At any time during any year, except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the number of directors may be increased or reduced, in each case by vote of a majority of the stock issued, outstanding and entitled to vote for the election of directors or a majority of the directors in office at the time of such increase or decrease.

Section 4.02 Term of Office. Each director shall hold office until the next annual meeting of stockholders and until his successor is duly elected and qualified or until his or her earlier death or resignation, subject to the right of the stockholders at any time to remove any director or directors as provided in Section 4 of this Article.

Section 4.03 Vacancies. If any vacancy shall occur among the directors, or if the number of directors shall at any time be increased, the directors then in office, although less than a quorum, by a majority vote may fill the vacancies or newly-created directorships, or any such vacancies or newly-created directorships may be filled by the stockholders at any meeting. A vacancy among the directors shall be deemed to exist under this section if, at any meeting of stockholders at which directors are to be elected (including any meeting referred to in Section 4.04 below), the stockholders fail to elect the number of directors then constituting the whole Board of Directors.

Section 4.04 Removal and Resignation. Except as otherwise provided by law or the Certificate of Incorporation, the holders of record of the capital stock of the Corporation entitled to vote for the election of directors may by a majority vote, remove any director or directors, with or without cause, and in their discretion, elect a new director or directors in place thereof.

Any director may resign at any time by delivering his or her written resignation to the Secretary of the Corporation, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until his or her successor shall have been duly elected and qualified.

Section 4.05 Meetings. Meetings of the Board of Directors shall be held at such place, within or without the State of Delaware, as may from time to time be fixed by resolution of the Board of Directors, or by the Chairman or any Co-Chairman of the Board, or by the Chief Executive Officer and as may be specified in the notice or waiver of notice of any meeting. Meetings may be held at any time upon the call of the Chairman or any Co-Chairman of the Board or the Chief Executive Officer or any two of the directors in office by oral, telegraphic, facsimile, telex, telecopy, electronic mail or other form of electronic transmission, or written notice, duly served or sent or mailed to each director not less than 24 hours before such meeting, except that, if mailed, not less than 72 hours before such meeting. Meetings may be held at any time and place without notice if all the directors are present and do not object to the holding of such meeting for lack of proper notice or if those not present shall, in writing or by telegram, facsimile, telex, telecopy, electronic mail or other form of electronic transmission, waive notice thereof. A regular meeting of the Board may be held without notice immediately following the annual meeting of stockholders at the place where such meeting is held. Regular meetings of the Board may also be held without notice at such time and place as shall from time to time be determined by resolution of the Board.

Members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to the foregoing provisions shall constitute presence in person at the meeting.

Section 4.06 Votes. Except as otherwise provided in the Certificate of Incorporation, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 4.07 Quorum and Adjournment. Except as otherwise provided in the Certificate of Incorporation, a majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time without notice other than announcement of the adjournment at the meeting, and at such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 4.08 Compensation. Directors shall receive compensation for their services, as such, and for service on any committee of the Board of Directors, as fixed by resolution of the Board of Directors and for expenses of attendance at each regular or special meeting of the Board or any committee thereof. Nothing in this Section shall be construed to preclude a director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 4.09 Action by Consent of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board, or committee. Such consent shall be treated as a vote adopted at a meeting for all purposes. Such consents may be executed in one or more counterparts and not every Director or committee member need sign the same counterpart.

Article V - COMMITTEES OF DIRECTORS

Section 5.01 Committees and Subcommittees. The Board of Directors may, by resolution passed by a majority of the Board, designate an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and such other committees as it deems appropriate. Each committee shall consist of one or more of the directors of the Corporation. The Board may designate one or more of the Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power to amend the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the Delaware General Corporation Law, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopt an agreement of merger or consolidation under section 251 or 252 of the Delaware General Corporation Law, recommend to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation’s property and assets, recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amend these By-Laws. The Executive and Compensation Committees of the Corporation shall have the power and authority to declare a dividend and to authorize the issuance of stock. Unless otherwise provided in the resolution of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

Section 5.02 Term of Office. Each member of a committee shall hold office until the first meeting of the Board of Directors following the annual meeting of stockholders (or until such other time as the Board of Directors may determine, either in the vote establishing the committee or at the election of such member or otherwise) and until his or her successor is elected and qualified, or until he or she sooner dies, resigns, is removed, is replaced by change of membership or becomes disqualified by ceasing to be a Director (where membership on the Board is required), or until the committee is sooner abolished by the Board of Directors.

Article VI - OFFICERS

Section 6.01 Officers. The Board of Directors shall elect a Chief Executive Officer, a Secretary and a Treasurer, and, in their discretion, may elect one or more Chairmen of the Board, one or more Vice Chairmen of the Board, a President, a Chief Financial Officer, a Controller, and one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controllers as deemed necessary or appropriate. Such officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders (or at such other meeting as the Board of Directors determines), and each shall hold office for the term provided by the vote of the Board, except that each will be subject to removal from office in the discretion of the Board as provided herein. The powers and duties of more than one office may be exercised and performed by the same person.

Section 6.02 Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors, at any regular or special meeting.

Section 6.03 Chief Executive Officer. The Board shall appoint one or more persons to be Chief Executive Officer or to share the office of Chief Executive Officer. Subject to the directions of the Board of Directors, the person or persons appointed as Chief Executive Officer shall have and exercise direct charge of and general supervision over the business and affairs of the Corporation and shall perform all duties incident to the office of the Chief Executive Officer of a corporation and such other duties as from time to time may be assigned by the Board of Directors. A person occupying the office of chief executive officer may but need not be member of the Board of Directors.

Section 6.04 Chairman of the Board. The Chairman of the Board of Directors, or any Co-Chairman, if elected, shall be a member of the Board of Directors. The Chairman or the Co-Chairmen acting jointly, as the case may be, shall preside at the meetings of the Board of Directors, shall advise and counsel with the Chief Executive Officer, and shall perform such duties as from time to time may be assigned to him or her by the Board of Directors.

Section 6.05 President. The President of the Corporation shall assist the Chief Executive Officer in the general and active management of the business of the Corporation, see that all orders and resolutions of the Board are carried into effect, and have such other powers and perform such other duties as may be prescribed by these By-laws or from time to time by the Board or the Chief Executive Officer.

Section 6.06 Chief Financial Officer. The Chief Financial Officer shall perform such duties and shall have such powers as the Board, the Chief Executive Officer or the President may from time to time prescribe. The Chief Financial Officer shall keep and maintain or cause to be kept and maintained adequate and correct books and records of account of the business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The Chief Financial Officer shall make proper accounts of such funds, and render as required by the Board such account of all such transactions and of the financial condition of the Corporation. The books of all accounts shall at all reasonable times be open to inspection by any director. The Chief Financial Officer shall be empowered, from time to time, to require from the officers or agents of the Corporation reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the Corporation.

Section 6.07 Executive Vice Presidents, Senior Vice Presidents and Vice Presidents. Each Executive Vice President, Senior Vice President and Vice President shall have and exercise such powers and shall perform such duties as from time to time may be assigned to him or her by the Board of Directors, the Chief Executive Officer, the President or the Chief Financial Officer.

Section 6.08 Secretary. The Secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors in books provided for the purpose; see that all notices are duly given in accordance with the provisions of law and these By-Laws; be custodian of the records and of the corporate seal or seals of the Corporation; see that the corporate seal is affixed to all documents the execution of which, on behalf of the Corporation under its seal, is duly authorized, and, when the seal is so affixed, may attest the same; may sign, with the Chief Executive Officer, the President, the Chief Financial Officer, an Executive Vice President, a Senior Vice President or a Vice President, certificates of stock of the Corporation; and, in general, perform all duties incident to the office of secretary of a corporation, and such other duties as from time to time may be assigned to him or her by the Board of Directors.

Section 6.09 Assistant Secretaries. The Assistant Secretaries in order of their seniority shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall prescribe or as from time to time may be assigned by the Secretary.

Section 6.10 Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all monies or other valuable effects in such banks, trust companies or other depositaries as shall, from time to time, be selected by the Board of Directors; may endorse for collection on behalf of the Corporation checks, notes and other obligations; may sign receipts and vouchers for payments made to the Corporation; may sign checks of the Corporation, singly or jointly with another person as the Board of Directors may authorize, and pay out and dispose of the proceeds under the direction of the Board; render to the Chief Executive Officer and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation; may sign, with the Chief Executive Officer, the President, or an Executive Vice President, a Senior Vice President or a Vice President, certificates of stock of the Corporation; and in general, perform all the duties incident to the office of treasurer of a corporation, and such other duties as from time to time may be assigned to him or her by the Board of Directors, the Chief Executive Officer or the Chief Financial Officer.

Section 6.11 Assistant Treasurers. The Assistant Treasurers in order of their seniority shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors shall prescribe or as from time to time may be assigned by the Treasurer.

Section 6.12 Controller. The Controller, if elected, shall be the chief accounting officer of the Corporation and, in the absence of or disability of the Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer and shall perform such other duties as the Board of Directors shall prescribe or as from time to time may be assigned by the Chief Executive Officer, the President or the Chief Financial Officer; and, in general, shall perform all duties incident to the office of a controller of a corporation, and such other duties as may from time to time be assigned to him or her by the Board of Directors or the Chief Executive Officer, the President or the Chief Financial Officer.

Section 6.13 Assistant Controllers. The Assistant Controllers in order of their seniority shall, in the absence or disability of the Controller, perform the duties and exercise the powers of the Controller and shall perform such other duties as the Board of Directors shall prescribe or as from time to time may be assigned by the Controller.

Section 6.14 Subordinate Officers. The Board of Directors may appoint such subordinate officers as it may deem desirable. Each such officer shall hold office for such period, have such authority and perform such duties as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers and to prescribe the powers and duties thereof.

Section 6.15 Compensation. The Board of Directors shall fix the compensation of all officers of the Corporation. It may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.

Section 6.16 Removal. Any officer of the Corporation may be removed, with or without cause, by action of the Board of Directors.

Section 6.17 Bonds. The Board of Directors may require any officer of the Corporation to give a bond to the Corporation, conditional upon the faithful performance of his or her duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.

Article VII - CERTIFICATES OF STOCK

Section 7.01 Form and Execution of Certificates. The interest of each stockholder of the Corporation shall be evidenced by a certificate or certificates for shares of stock in such form as the Board of Directors may from time to time prescribe. The certificates of stock of each class shall be consecutively numbered and signed by the Chairman or any Co-Chairman or Vice Chairman of the Board, if any, the Chief Executive Officer, the President, the Chief Financial Officer, an Executive Vice President, a Senior Vice President or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of the Corporation, and may be countersigned and registered in such manner as the Board of Directors may by resolution prescribe, and shall bear the corporate seal or a printed or engraved facsimile thereof. Where any such certificate is signed by a transfer agent or transfer clerk acting on behalf of the Corporation, the signatures of any such Chairman, Vice Chairman, Chief Executive Officer, President, Chief Financial Officer, Executive Vice President, Senior Vice President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimiles, engraved or printed. In case any officer or officers, who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates, shall cease to be such officer or officers, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered by the Corporation as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers.

In case the corporate seal which has been affixed to, impressed on, or reproduced in any such certificate or certificates shall cease to be the seal of the Corporation before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered by the Corporation as though the seal affixed thereto, impressed thereon or reproduced therein had not ceased to be the seal of the Corporation.

Every certificate for shares of stock which are subject to any restriction on transfer pursuant to law, the Certificate of Incorporation, these By-Laws, or any agreement to which the Corporation is a party, shall have the restriction noted conspicuously on the certificate, and shall also set forth, on the face or back, either the full text of the restriction or a statement of the existence of such restriction and (except if such restriction is imposed by law) a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

Every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications, and special and relative rights of the shares of each class and series authorized to be issued, or a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

Section 7.02 Transfer of Shares. The shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by such holder's attorney lawfully constituted, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof or guaranty of the authenticity of the signature as the Corporation or its agents may reasonably require. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by law or by the Certificate of Incorporation. It shall be the duty of each stockholder to notify the Corporation of such stockholder's post office address.

Section 7.03 Closing of Transfer Books. The stock transfer books of the Corporation may, if deemed appropriate by the Board of Directors, be closed for such length of time not exceeding 50 days as the Board may determine, preceding the date of any meeting of stockholders or the date for the payment of any dividend or the date for the allotment of rights or the date when any issuance, change, conversion or exchange of capital stock shall go into effect, during which time no transfer of stock on the books of the Corporation may be made.

Section 7.04 Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of directors and which record date (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall unless otherwise required by law, not be more than 60 nor less than ten days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than 60 days prior to such other action. If no record date is fixed, (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 7.05 Lost or Destroyed Certificates. In case of the loss or destruction of any certificate of stock, a new certificate may be issued under the following conditions:

(a)      The owner of said certificate shall file with the Secretary or any Assistant Secretary of the Corporation an affidavit giving the facts in relation to the ownership, and in relation to the loss or destruction of said certificate, stating its number and the number of shares represented thereby; such affidavit shall be in such form and contain such statements as shall satisfy the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, Senior Vice President, Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer, that said certificate has been accidentally destroyed or lost, and that a new certificate ought to be issued in lieu thereof. Upon being so satisfied, any such officer shall require such owner to furnish the Corporation a bond in such penal sum and in such form as he or she may deem advisable, and with a surety or sureties approved by him or her, to indemnify and save harmless the Corporation from any claim, loss, damage or liability which may be occasioned by the issuance of a new certificate in lieu thereof. Upon such bond being so filed, if required, a new certificate for the same number of shares shall be issued to the owner of the certificate so lost or destroyed; and the transfer agent and registrar, if any, of stock shall countersign and register such new certificate upon receipt of a written order signed by any such officer, and thereupon the Corporation will save harmless said transfer agent and registrar in the premises. In case of the surrender of the original certificate, in lieu of which a new certificate has been issued, or the surrender of such new certificate, for cancellation, the bond of indemnity given as a condition of the issue of such new certificate may be surrendered; or

(b) The Board of Directors of the Corporation may by resolution authorize and direct any transfer agent or registrar of stock of the Corporation to issue and register respectively from time to time without further action or approval by or on behalf of the Corporation new certificates of stock to replace certificates reported lost, stolen or destroyed upon receipt of an affidavit of loss and bond of indemnity in form and amount and with surety satisfactory to such transfer agent or registrar in each instance or upon such terms and conditions as the Board of Directors may determine.

Section 7.06 Uncertificated Shares. The Board of Directors of the Corporation may by resolution provide that one or more of any or all classes or series of the stock of the Corporation shall be uncertificated shares, subject to the provisions of Section 158 of the Delaware General Corporation Law.

Article VIII - EXECUTION OF DOCUMENTS

Section 8.01 Execution of Checks, Notes, Etc. All checks and drafts on the Corporation’s bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers, or agent or agents, as shall be thereunto authorized from time to time by the Board of Directors, which may in its discretion authorize any such signatures to be facsimile.

Section 8.02 Execution of Contracts, Assignments, Etc. Unless the Board of Directors shall have otherwise provided generally or in a specific instance, all contracts, agreements, endorsements, assignments, transfers, stock powers, or other instruments shall be signed by the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, any Senior Vice President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer. The Board of Directors may, however, in its discretion, require any or all such instruments to be signed by any two or more of such officers, or may permit any or all of such instruments to be signed by such other officer or officers, agent or agents, as it shall be thereunto authorize from time to time.

Section 8.03 Execution of Proxies. The Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, any Senior Vice President or any Vice President, and the Secretary, the Treasurer, any Assistant Secretary or any Assistant Treasurer, or any other officer designated by the Board of Directors, may sign on behalf of the Corporation proxies to vote upon shares of stock of other companies standing in the name of the Corporation.

Article IX - INSPECTION OF BOOKS

The Board of Directors shall determine from time to time whether, and if allowed, to what extent and at what time and places and under what conditions and regulations, the accounts and books of the Corporation (except such as may by law be specifically open to inspection) or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the Corporation.

Article X - FISCAL YEAR

The fiscal year of the Corporation shall be determined from time to time by vote of the Board of Directors.

Article XI - AMENDMENTS

These By-Laws may be altered, amended, changed or repealed and new By-Laws adopted by the stockholders or, to the extent provided in the Certificate of Incorporation, by the Board of Directors, in either case at any meeting called for that purpose at which a quorum shall be present. Any by-law, whether made, altered, amended, changed or repealed by the stockholders or the Board of Directors may be repealed, amended, changed, further amended, changed, repealed or reinstated, as the case may be either by the stockholders or by the Board of Directors, as herein provided; except that this Article may be altered, amended, changed or repealed only by vote of the stockholders.

Article XII - INDEMNIFICATION

Section 12.01 Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by, and in the manner permissible under, applicable law as it presently exists or may hereafter be amended, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, partner, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or non-profit entity against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding.

Section 12.02 Expense Advance. Expenses (including attorneys’ fees) incurred by an officer or director of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the Corporation may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

Section 12.03 Nonexclusivity. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

Section 12.04 Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, partner, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or non-profit entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article or Section 145 of Title 8 of the Delaware Code relating to the General Corporation Law of the State of Delaware.

Section 12.05 Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, trustee, partner, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust or other enterprise or non-profit entity or from insurance.

Section 12.06 Continuation of Indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, trustee, partner, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 12.07 Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

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